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Exhibit (a)(ii)

CITIZENS BANCSHARES, INC.
841 West Main Street
P.O. Box 598
Ville Platte, Louisiana 70586

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CITIZENS BANCSHARES, INC.

        The undersigned hereby appoints                        and                         , and either of them, with full power to act alone and with full power of substitution and revocation, to be the attorneys and proxies of the undersigned at the special meeting of shareholders of Citizens Bancshares, Inc. ("Company") to be held at the main office of the Company, located at 841 West Main Street, Ville Platte, Louisiana, on                        , 2003 at            :                .m., and any adjournment or postponement thereof, and to represent and vote all of the shares of common stock of the Company that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

        1.     To approve and adopt the Agreement and Plan of Merger, dated as of October 3, 2003, by and between Citizens Bancshares, Inc. and Citizens Interim Company, and the transactions contemplated by the agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        IF PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE AGREEMENT AND PLAN OF MERGER.

        The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement of the board of directors relating to the meeting.

        Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.		Signature
DATE:	, 2003
Signature if held jointly
Print Name(s)

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